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                                                                      EXHIBIT 11

                               CODA ENERGY, INC.
                         COMPUTATION OF PER SHARE DATA
                                  (UNAUDITED)
                     (in thousands, except per share data)
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                                                              Three Months Ended
                                                                 March 31, 1995
                                                              ------------------
                                                                 1994     1995
                                                                -------  -------
NET INCOME (LOSS) PER COMMON AND
COMMON EQUIVALENT SHARE:

Net income (loss)                                                  $553   $1,305
Adjustments                                                         ---      ---
                                                                 ------   ------
Adjusted net income (loss)                                         $553   $1,305
                                                                 ======   ======

Weighted average number of common and common
 equivalent shares outstanding                                   20,394   22,788
                                                                 ======   ======

Net income per share                                             $.0271   $.0573
                                                                 ======   ======

COMPUTATION OF WEIGHTED AVERAGE
NUMBER OF COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING (DAILY BASIS):

Weighted average number of common
 shares outstanding during period                                19,538   22,103

Weighted average number of common
 stock equivalents outstanding at end of period:
     Stock options                                                  856      685
                                                                -------  -------
                                                                 20,394   22,788
                                                                =======  =======
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